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Exhibit 99.0
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Company Press Release

SOURCE:  Netivation.com

           NETIVATION.COM COMPLETES ACQUISITION OF NET.CAPITOL, INC.
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WASHINGTON, D.C. (December 16, 1999) - Netivation.com (NASDAQ:NTVN,
www.netivation.com) today announced it has completed the acquisition of Net.Capitol, Inc. (www.netcapitol.com), a leading provider of Internet-based products for public affairs and political organizations, including the AFL-CIO, IBM, the National Association of Realtors and the United States Senate.

"Net.Capitol brings with it a high-profile and extensive customer base, leading-edge public policy products, and a great reputation in the political community." said Tony Paquin, Netivation.com's President and CEO. "Most important, Net.Capitol's first-class management team will be instrumental to the success of Netivation.com's public policy strategy."

Net.Capitol President and CEO Oron Strauss will join Netivation.com's senior management team and will be responsible for Netivation.com's public policy and politics division. "Oron Strauss and his management team have been pioneers in developing the online politics industry. We are extremely excited to have them play a key leadership role in building and growing Netivation.com's public policy and politics efforts," Paquin added.

Strauss was profiled by TechCapital magazine as one of the top 10 under-30 CEOs in the mid-Atlantic region. Washingtonian magazine featured him as one of "100 People to Watch." Washington Business Forward profiled him as part of the "Next Network" - one of the 40 up-and-coming leaders in the Washington region. FYI magazine featured Strauss as a "Rising Star."

"For the last three years, Net.Capitol has been dedicated to building the premier Internet technology company in the political industry," Strauss said. "As we came to know the Netivation.com team, we quickly recognized a shared vision and a dedication to creating the dominant company in this nascent industry. I can't think of a better combination at a better time for the customers, employees and shareholders of our two companies," he added.

With the completion of the acquisition, Net.Capitol, Inc., becomes a wholly owned subsidiary of Netivation.com. Netivation.com received all outstanding shares of Net.Capitol's capital stock in exchange for 1,544,730 shares of Netivation.com common stock, options to acquire 105,270 additional shares, plus payment of $410,220 to the Net.Capitol preferred shareholders. The shares of Netivation.com common stock issued as a part of the transaction are subject to lock-up agreements that restrict when the shares may be sold.

Net.Capitol assists public affairs organizations - including trade associations, interest groups, corporate public affairs offices and trade unions - in the effective use of Internet technologies. Among the more than 300 clients Net.Capitol has served are the AFL-CIO, IBM, National Association of Realtors, Motorola, American Federation of Teachers, Association of American

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Medical Colleges, American Hospital Association, iVillage.com, and both the
Democratic and Republican leadership in the U.S. Senate.

Net.Capitol is a member of the Congressional Internet Caucus Advisory Board, along with companies such as America Online, Netscape, and AT&T. The company and its Web sites have been featured in the Washington Post, the New York Times, the Wall Street Journal, the Washington Business Journal, among other publications. Net.Capitol was founded in 1996 and currently employs 33 people.

Netivation.com is the first publicly traded company in the political Internet industry. The company's public affairs and politics division now includes:
   . Net.Capitol and its suite of products for public affairs organizations . Votenet, www.votenet.com, the leading political resource on the Web
   .  CapitolWatch e-mail news service
   .  Governet campaign management software
   . FECInfo, the leading resource for federal campaign contribution information
   . PolicyVoice, the foremost provider of interactive voice response technologies for public affairs organizations
   .  politicallyblack.com, the first and leading site for minority politics

In addition to the Net.Capitol acquisition, since June Netivation.com has completed the acquisitions of The Online Discount Medical Bookstore, Interlink Services Inc., MedMarket.com, Public Disclosure Inc. (FECInfo), Raintree Communications and politicallyblack.com. A previously announced letter of intent to acquire Healthspan, Inc. has expired and no further action will take place on the proposed acquisition.

Netivation.com's healthcare division, MedMarket.com (www.medmarket.com), focuses on business-to-business e-commerce in the Internet healthcare sector.

This news release contains certain forward-looking statements concerning Netivation.com's positioning for the future. As required by the Private Securities Litigation Reform Act of 1995, the company advises that forward-looking statements are subject to risks known and unknown, uncertainties and other factors that could cause the company's actual results, performance, or achievements to differ materially from those stated or inferred by forward-looking statements. Some of the risks and uncertainties are discussed in detail in Netivation.com's registration statement, filed with the Securities and Exchange Commission on June 22, 1999. The registration statement discussion was made as of the date of filing and the risks and uncertainties could change after such date. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date of this release.

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